UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐  Preliminary Proxy Statement
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Electro-Optical Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

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ELECTRO-OPTICAL SCIENCES, INC.
50 South Buckhout Street, Suite 1
Irvington, New York 10533

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 30, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Electro-Optical Sciences, Inc., a Delaware corporation (the “Company”). The meeting will be held at The Doubletree Hotel, 455 S. Broadway, Tarrytown, NY 10591 on Friday, April 30, 2010 at 9:00 a.m. local time, for the following purposes:

1. To elect eight directors to serve for the ensuing year and until their successors are elected.

2. To consider and vote upon a proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 30,000,000 shares to 45,000,000 shares.

3. To consider and vote upon a proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation to change the Company’s name to MELA Sciences, Inc.

4. To consider and vote upon a proposal to amend the Company’s 2005 Stock Incentive Plan to increase the number of shares available for grant thereunder from 3,224,028 shares to 3,724,028 shares.

5. To ratify the selection by the audit committee of the Board of Directors of Eisner LLP as Electro-Optical Sciences’ independent registered public accounting firm for the fiscal year ending December 31, 2010.

6. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 10, 2010. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Joseph V. Gulfo, M.D.
President and Chief Executive Officer
Irvington, New York

March 25, 2010

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT MARCH 25, 2010. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD;

•	BY INTERNET OR TELEPHONE; OR

•	ATTEND THE COMPANY’S 2010 ANNUAL MEETING OF STOCKHOLDERS AND VOTE.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON APRIL 30, 2010 — THE PROXY STATEMENT AND THE 2009 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT HTTP://WWW.ENVISIONREPORTS.COM/MELA.

Page

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1
PROPOSAL I: ELECTION OF DIRECTORS	5
CORPORATE GOVERNANCE	8
PROPOSAL II: AMENDMENT OF THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	13
PROPOSAL III: AMENDMENT OF THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION CHANGING THE COMPANY’S NAME TO MELA SCIENCES, INC.	14
PROPOSAL IV: AMENDMENT TO THE COMPANY’S 2005 STOCK INCENTIVE PLAN INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT	15
PROPOSAL V: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	22
EXECUTIVE OFFICERS OF THE COMPANY	22
COMPENSATION DISCUSSION AND ANALYSIS	23
SUMMARY COMPENSATION TABLE	25
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION	34
CERTAIN TRANSACTIONS	34
HOUSEHOLDING OF PROXY MATERIALS	35
OTHER MATTERS	35
ANNEX A — FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1
ANNEX B — AMENDMENT TO THE COMPANY’S 2005 STOCK INCENTIVE PLAN	B-1

ELECTRO-OPTICAL SCIENCES, INC.
50 South Buckhout Street, Suite 1
Irvington, New York 10533

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
APRIL 30, 2010

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Electro-Optical Sciences, Inc. (which we will refer to as the “Company” throughout this proxy statement) is soliciting your proxy to vote at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or you may grant a proxy to vote your shares by means of the telephone or on the Internet.

The Company intends to mail this proxy statement and the accompanying proxy card together with the Company’s 2009 Annual Report to Stockholders on or about March 25, 2010 to all stockholders of record entitled to vote at the Annual Meeting. Each share outstanding on the record date will be entitled to one vote.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 10, 2010 will be entitled to vote at the Annual Meeting. On this record date, there were 23,002,209 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 10, 2010, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 10, 2010, your shares were held not in your name, but rather, in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of eight directors;

•	Approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock;

•	Approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation changing our name to MELA Sciences, Inc.;

•	Approval of an amendment to our 2005 Stock Incentive Plan increasing the number of shares available for grant thereunder; and

•	Ratification of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card or via the Internet or telephone (see “Voting Via the Internet or by Telephone” below). If you vote by proxy, your shares will be voted as you specify on the proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to reach us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Voting Via the Internet or by Telephone

Stockholders may grant a proxy to vote their shares by means of the telephone or via the Internet. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to http://proxy.georgeson.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number contained on their proxy cards. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 877-456-7915 and following the operator’s instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m. EST on April 29, 2010. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock of the Company you own as of March 10, 2010.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” all the nominees to the Board of Directors and “For” Proposals II, III, IV and V. If any other matter is properly presented at the meeting, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, we will bear the cost of soliciting proxies by the Board. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services, and by Georgeson Inc., who we have retained to aid in the solicitation of proxies. We will pay Georgeson Inc. a fee of $13,500 plus expenses for these services. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of common stock.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may issue a proxy with a later date.

•	You may send a written notice that you are revoking your proxy to the Company’s Secretary at 50 South Buckhout Street, Suite 1, Irvington, New York 10533.

•	You may vote by telephone or via the Internet.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you must follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the annual meeting of stockholders in the year 2011, a stockholder proposal must be received by the Company no later than November 26, 2010 and must otherwise comply with the requirements of Rule 14a-8.

In order to be considered for presentation at the annual meeting of stockholders in the year 2011, although not included in the proxy statement, a stockholder proposal or nomination(s) must comply with the requirements of the Company’s Third Amended and Restated Bylaws (the “Bylaws”) and be received by the Company no later than the close of business on January 30, 2011 and no earlier than the close on business on December 31, 2010; provided, however, that in the event that the date of the 2011 annual meeting is more than thirty (30) days before or more than sixty (60) days after April 30, 2011, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals should be delivered in writing to Electro-Optical Sciences, Inc., 50 South Buckhout Street, Suite 1, Irvington, New York 10533, Attention: Secretary. A copy of the Company’s Bylaws may be obtained from the Company upon written request to the Secretary.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately count “For” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Elections will count the number of “Withhold” votes received by each nominee. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the NASDAQ Capital Market (“NASDAQ”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	Proposal No. I, the election of directors, the eight nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will count towards the quorum but will have no effect. Stockholders do not have the right to cumulate their votes for directors.

•	Proposal No. II, the approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock, must receive a “For” vote from a majority of the outstanding shares of common stock to be approved. Abstentions and broker non-votes will have the same effect as an “Against” vote.

•	Proposal No. III, the approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation changing our name to MELA Sciences, Inc, must receive a “For” vote from a majority of the outstanding shares of common stock to be approved. Abstentions and broker non-votes will have the same effect as an “Against” vote.

•	Proposal No. IV, the approval of an amendment to our 2005 Stock Incentive Plan, must receive a “For” vote from a majority of shares present and entitled to vote, either in person or by proxy, to be approved. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	Proposal No. V, the ratification of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 23,002,209 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or by telephone or via the Internet. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed by the Company within four business days of the Annual Meeting.

How can I obtain additional copies?

For additional copies of this proxy statement and the enclosed proxy card and Annual Report to Stockholders, you should contact our corporate office at 50 South Buckhout Street, Suite 1, Irvington, New York 10533, Attention: Secretary, telephone (914) 591-3783.

PROPOSAL I

ELECTION OF DIRECTORS

There are eight nominees for the nine director positions presently authorized by the Company’s Board of Directors and the Company’s Bylaws. The vacant directorship may be filled in the future at the discretion of the Company’s Board of Directors. This discretionary power gives us the flexibility of appointing new directors in periods between our Annual Meetings should suitable candidates come to our attention. The names of the persons who are nominees for director and their positions and offices with the Company are set forth in the table below. Each director to be elected will hold office until the 2011 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. Although there is no formal policy, the Company encourages its directors to attend the Company’s annual meetings.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee as management may propose. Each of the current directors has been nominated for and has agreed to stand for election and management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee for director, including their respective ages as of February 28, 2010:

Name	Age	Position

Joseph V. Gulfo, M.D.	46	Director, President and Chief Executive Officer
Breaux Castleman	69	Director, Chairman of the Board of Directors
Sidney Braginsky	72	Director
George C. Chryssis	62	Director
Martin D. Cleary	64	Director
Anne Egger	57	Director
Charles Stiefel	59	Director
Gerald Wagner, Ph.D.	66	Director

Joseph V. Gulfo, M.D., has served as our President and Chief Executive Officer and a member of our Board of Directors since January 2004. From May 1999 to November 2003, he served as Chairman, Chief Executive Officer and President of Antigen Express, Inc., a development-stage company developing immunodiagnostics and therapeutics for cancer. Dr. Gulfo serves as a director of ProCertus BioPharm, Inc., a privately-held company. Dr. Gulfo received a B.S. in biology from Seton Hall University, an M.D. from the University of Medicine and Dentistry of New Jersey and an M.B.A. in finance from Seton Hall University. We believe Mr. Gulfo’s qualifications to serve on our Board of Directors include his intimate knowledge of our operations as a result of his day to day leadership as our Chief Executive Officer.

Breaux Castleman has served as a member of our Board of Directors and as Chairman of our Board of Directors since July 2003 and has been a consultant to the Company since June 2003. Since August 2001, he has served as President, Chief Executive Officer and Chairman of Syntiro Healthcare Services, Inc. Mr. Castleman also serves as a director of FemPartners, Inc. NextCare, Inc. and MedDirect Inc., all privately-held companies. Previously he held positions as President of the Scripps Clinic, President of Caremark International’s Physician Resource Group, and CEO of the Kelsey-Seybold Clinic. He holds a B.A. in economics from Yale University. We believe Mr. Castleman’s qualifications to serve on our Board of Directors include his many years of executive experience in the healthcare industry.

Sidney Braginsky has served as a member of our Board of Directors since 2001. Mr. Braginsky has also served as the Chairman and Chief Executive Officer of Digilab Corp. (a spectroscopy instruments manufacturer) since 2005, and as Chairman of Activeases Corp. (a therapeutic device manufacturer) since 2007. From 1970 until 2000, Mr. Braginsky served as President of Olympus Corp. Mr. Braginsky is currently a director and member of the audit committee of DJO, Inc. (a Blackstone Group company) and served as a director of Noven Pharmaceuticals, Inc. until 2009. He is also Chairman of the International Standards Organization U.S. Technical Advisory Group TC 172 on Optics and Photonics, Chairman of the Board of the City University of New York Robert Chambers Laboratory and Trustee on the boards of Long Island High Tech Incubator and the Long Island Museum of Science and Technology. He formerly served as President of Mediscience Corp. and Chairman of Double D Venture Fund, LLC. Mr. Braginsky received his B.S. in biology from Queens College. We believe Mr. Braginsky’s qualifications to serve on our Board of Directors include his experience as a Chief Executive Officer of a medical devices company and his many years of experience in the industry.

George C. Chryssis has served as a member of our Board of Directors since 2001. Since August 2003, he has served as President, Chief Executive Officer and Chairman of the Board of Directors of Itergon Corp., a privately-held IT services company which he founded. From June 1999 until their dissolution on December 31, 2005, he served as the Managing Member of Arcadian Capital Management, LLC and General Partner of Arcadian Venture Partners, LP, a venture capital firm with investments in early stage technology companies, including a past investment in the Company. Since 2003, he has also served as Chairman of the Board of Directors of DelCom Corp., a privately-held telecommunications software company. Mr. Chryssis is currently

Vice-President at Wentworth Institute of Technology. Mr. Chryssis received a B.S. and M.S. in electrical engineering from Northeastern University, and an honorary Doctor of Engineering Technology degree from Wentworth Institute of Technology. We believe Mr. Chryssis’ qualifications to serve on our Board of Directors include his experience as a Chief Executive Officer of a high-technology company, as a founder of several companies, and having served on the Audit Committee and on the Board of Trustees of several higher education institutions.

Martin D. Cleary was appointed as a member of our Board of Directors in October 2005. From February 2003 through March 2008, he served as the President and Chief Executive Officer of Juvaris Biotherapeutics, Inc., a company engaged in the development of therapeutic vaccines for cancer and infectious diseases. He remains the Chairman of the Board of Directors of Juvaris Biotherapeutics, Inc. and continues to be engaged with that company. From September 1999 to May 2002, he served as the President and Chief Executive Officer of Genteric, Inc., a company engaged in non-viral gene delivery. Mr. Cleary received a B.S. in accounting from Rutgers University in 1971, and a certificate in international studies from Columbia University in 1973. We believe Mr. Cleary’s qualifications to serve on our Board of Directors include his experience in leading complex enterprises and his experience as a senior executive.

Anne Egger was elected as a member of our Board of Directors in June 2009 and has been a consultant to the Company since March 2009. From October 1988 until her retirement in March of 2009, Ms. Egger served as head of the U.S. Sales and Marketing division of Galderma Laboratories, a joint venture between Nestlé and L’Oréal. Ms. Egger was also an Industry Adjunct member of the American Academy of Dermatology for the past 7 years and a member of the American Society of Dermatologic Surgeons Industry Council for the last 5 years. We believe Ms. Egger’s qualifications to serve on our Board of Directors include her 28 years of experience in pharmaceutical sales and marketing and two decades in dermatology.

Charles Stiefel was elected as a member of our Board of Directors in January 2010. Mr. Stiefel served as the Chairman and CEO of Stiefel Laboratories, Inc. from 2001 to July 2009 when he stepped down after overseeing GlaxoSmithKline’s successful acquisition of the company. He joined Stiefel Laboratories as General Counsel in 1982 and was subsequently named Executive Vice President and then President of the company. He had served as a member of Stiefel Laboratories’ Board of Directors since 1975. Mr. Stiefel has been a member of the Board of Directors of Turnberry Bank since 1996 and has served on the compensation committee since 2000. We believe Mr. Stiefel’s qualifications to serve on our Board of Directors include his expertise and experience from running Stiefel Laboratories, which at the time of its acquisition was the largest privately-held dermatology company in the world.

Gerald Wagner, Ph.D. was appointed as a member of our Board of Directors in May 2005 and was our acting Chief Operating Officer from January 2006 until January 2007. He currently serves as a consultant to the Company. Since 2002, he has owned and operated Gerald Wagner Consulting LLC, an international consulting company specializing in international project management, technology and application consulting, and company assessments. Dr. Wagner serves as a board member for IntegraGen S.A, Evry, France. From March 1992 to September 2003, he was a Senior Vice President, Lab Testing Systems, at Bayer, Inc. Dr. Wagner received a Masters and Ph.D. in electro-mechanical design from Technical University, Darmstadt, Germany. We believe Dr. Wagner’s qualifications to serve on our Board of Directors include his years of experience providing strategic advisory services to complex organizations.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” ALL OF THE NOMINEES IN PROPOSAL I

Director Emeritus

Given his profound contributions to the Company, our Board of Directors has requested Dan Lufkin, and Mr. Lufkin has agreed, to serve as director emeritus of the Company at the pleasure of the Board effective upon completion of the term of his current directorship which ends on the date of the Annual Meeting. Dan Lufkin has served as a significantly influential director providing tremendous leadership to our Board of Directors since 2003. Mr. Lufkin was instrumental in securing and leading significant financing for the

Company when it was private, and his presence and guidance greatly facilitated the initial public offering of the Company, as well as subsequent financings.

Mr. Lufkin was co-founder and Chairman of the investment banking firm, Donaldson, Lufkin & Jenrette, Inc. Mr. Lufkin currently serves as a consultant to, and/or board member of, a number of private companies and non-profit endeavors. Mr. Lufkin received a B.A. degree from Yale University and an M.B.A. from Harvard Business School. We do not have any other directors emeriti. Upon the invitation of the Board from time to time, Mr. Lufkin may attend Board meetings but he will not have any voting rights. Director emeritus is an unpaid position.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Company’s Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as are in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that all of the Company’s directors are independent directors within the meaning of the applicable NASDAQ listing standards, except Dr. Gulfo, the President and Chief Executive Officer of the Company.

Information Regarding the Board of Directors and its Committees

The Company’s Board of Directors has an audit committee, a compensation committee and a nominating committee. The following table provides membership information for 2009 for each of these committees:

Name	Audit	Compensation	Nominating

Breaux Castleman		X	X
Sidney Braginsky	X	X
George C. Chryssis		X
Martin D. Cleary	X		X
Dan W. Lufkin	X		X

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to our Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board.

Audit Committee

The current members of our audit committee are Messrs. Braginsky, Cleary and Lufkin, each of whom we believe satisfies the independence requirements of NASDAQ and the Securities and Exchange Commission (the “SEC”). Mr. Cleary chairs this committee. We believe Mr. Cleary is qualified as an audit committee financial expert under the regulations of the SEC and has the accounting and related financial management expertise required by NASDAQ. Our audit committee assists our Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	our independent registered public accounting firm’s qualifications and independence; and

•	the performance of our independent auditors.

The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and overseeing their work. All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent auditors must be approved in advance by our audit committee.

The charter of our audit committee is available in the Corporate Governance section of the Investor Relations section of the Company’s website at www.eosciences.com or www.melasciences.com.

Compensation Committee

The current members of our compensation committee are Messrs. Castleman, Braginsky and Chryssis, each of whom we believe satisfies the independence requirements of NASDAQ. Mr. Castleman chairs this committee. The purpose of our compensation committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. Specific responsibilities of our compensation committee include:

•	reviewing and recommending compensation of our executive officers;

•	administering our stock incentive plans; and

•	reviewing and recommending incentive compensation and equity plans.

A narrative description of our compensation committee’s processes and procedures for the consideration and determination of executive and director compensation is included in the Compensation Discussion and Analysis in this proxy statement.

The charter of our compensation committee is available in the Corporate Governance section of the Investor Relations section of the Company’s website at www.eosciences.com or www.melasciences.com.

Nominating Committee

The current members of our nominating committee are Messrs. Lufkin, Castleman and Cleary, each of whom we believe satisfies the independence requirements of NASDAQ. Mr. Lufkin chairs this committee. Our nominating committee identifies and recommends nominees for election to our Board of Directors.

The nominating committee has not adopted specific minimum criteria for director nominees. The committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board of Directors does not wish to continue in service, or if the nominating committee decides not to nominate a member for re-election, the nominating committee first considers the appropriateness of the size of the Board of Directors. If the nominating committee determines that the Board seat should be retained and a vacancy exists, the committee considers factors that it deems are in the best interests of the Company and its stockholders in identifying and evaluating a new nominee.

In identifying suitable candidates for nomination as a director, the nominating committee will consider the needs of the Board of Directors and the range of skills and characteristics required for effective functioning of the Board of Directors. In evaluating such skills and characteristics, the nominating committee may take into consideration such factors as it deems appropriate, such as a nominee’s business and professional expertise and experiences, including particular experience in areas relevant to the Company’s business activities, concern for long-term interests of the stockholders, and personal integrity and judgment. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a diverse mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities to our stockholders.

The nominating committee will consider all bona fide candidates for election to the Board of Directors and will consider any stockholder nominations pursuant to the same criteria, provided those nominated are submitted pursuant to the process described in the Company’s Bylaws and applicable law and within the time periods set forth herein for receipt of stockholder proposals for the 2011 Annual Meeting of Stockholders. To date, the Company has not received any recommendations from stockholders for candidates for inclusion on the committee’s slate of nominees.

The charter of our nominating committee is available in the Corporate Governance section of the Investor Relations section of the Company’s website at www.eosciences.com or www.melasciences.com.

Meetings of the Board of Directors and Committees

The Board of Directors met eleven times during the last fiscal year and acted four times by unanimous written consent. All directors attended at least 75% of the meetings of the Board of Directors held during the period for which they were a director.

During the last fiscal year, the audit committee met five times, the compensation committee met twice and acted once by unanimous written consent, and the nominating committee acted once by unanimous written consent. All directors attended at least 75% of the meetings of the Board of Directors committees on which they served held during the period for which they were a committee member.

All of our directors attended the May 22, 2009 Annual Meeting of Stockholders. We do not maintain a formal policy regarding director attendance at our annual meeting of stockholders.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The audit committee oversees management of financial risks. The nominating committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest of director nominees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Stockholder Communications with the Board of Directors

We do not have a formal policy regarding stockholder communication with the Board of Directors. However, stockholders of the Company may communicate directly with the Board of Directors in writing, addressed to:

Board of Directors
c/o Secretary
Electro-Optical Sciences, Inc.
50 South Buckhout Street, Suite 1
Irvington, New York 10533

The Secretary will review each stockholder communication. The Secretary will forward to the entire Board of Directors (or to members of a Board of Directors’ committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not relate to a personal grievance against the Company or an employee or to further a personal interest not shared by the other stockholders generally. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Code of Business Conduct and Ethics

The Company has adopted Electro-Optical Sciences, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available in the Corporate Governance section of the Investor Relations section of the Company’s website at www.eosciences.com or www.melasciences.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Policy and Procedures Governing Related Person Transactions

In accordance with its charter, the audit committee is responsible for reviewing all “related party transactions” (defined as such transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an on-going basis. All such related party transactions must be approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The audit committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee is responsible for reviewing, approving and managing the engagement of the Company’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the audit committee deems appropriate, including the Company’s independent registered public accounting firm’s accountability to the Board of Directors and the audit committee. The audit committee reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the financial statements. In addition, the audit committee discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter regarding its independence as required by the applicable requirements of the Public Company Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee also considered whether the provision of non-audit services was compatible with maintaining the independent registered public accounting firm’s independence.

The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audits, and received from them written disclosures and letter regarding their independence. The audit committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The audit committee held five meetings during the fiscal year ended December 31, 2009.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The audit committee has also retained Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

AUDIT COMMITTEE

Sidney Braginsky
Dan W. Lufkin
Martin D. Cleary

      * The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL II

AMENDMENT OF
THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

The Board of Directors is proposing for stockholder approval an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of common stock from thirty million shares (30,000,000) to forty-five million shares (45,000,000). At its meeting held on December 4, 2009, the Board of Directors approved this amendment, subject to stockholder approval, and directed that this amendment be submitted to a vote of the Company’s stockholders at the Annual Meeting. The Board has determined that this amendment is in the best interests of the Company and its stockholders and recommends approval by the stockholders.

The Charter currently authorizes the issuance of up to 30,000,000 shares of common stock, par value $0.001 per share. As of the close of business on February 28, 2010, 23,000,784 shares of common stock were issued and outstanding. In addition, as of the close of business on February 28, 2010, there were 689,906 shares of common stock issuable upon exercise of outstanding warrants, 2,027,523 shares of common stock subject to outstanding stock options and 1,257,751 shares reserved for issuance pursuant to future grants under the Company’s 2005 Stock Incentive Plan. The Charter also authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.10 per share, none of which are currently issued or outstanding. The proposed amendment will not increase or otherwise affect the Company’s authorized shares of preferred stock.

Vote Required.  The affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Charter will become effective upon the filing of the Company’s Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as soon as reasonably practicable. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal II.

Purpose of Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning for future potential business needs.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of common stock resulting from the proposed increase in authorized shares. The additional shares of common stock will be available for issuance by the Board for various corporate purposes, including but not limited to, stock splits, stock dividends, grants under employee stock plans, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, and business combinations, as well as other general corporate transactions, although the Company has no present plans to use them in any such regard.

Having this additional authorized common stock available for future use will allow the Company to issue additional shares of common stock without the expense and delay of arranging a special meeting of stockholders.

Possible Effects of the Amendment and Additional Anti-takeover Considerations

If the amendment to the Charter is approved, the additional authorized shares would be available for issuance at the discretion of the Board and without further stockholder approval, except as may be required by law or the rules of The NASDAQ Stock Market. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Shares of common stock issued other than for a stock split may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could have a financially dilutive effect on previously issued shares of common stock and have a negative effect on the market price of the common stock. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of our stock. Current stockholders have no preemptive or similar rights.

The Company has not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If the Company’s stockholders approve the increase in the number of authorized shares of common stock to 45,000,000 shares, the Board will have authority to amend the Company’s Charter to authorize an additional 15,000,000 shares of common stock. The amendment will take effect upon the filing of the Company’s Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The proposed amendment relating to the increase in authorized shares is reflected in Article III of the proposed Fifth Amended and Restated Certificate of Incorporation attached to this proxy statement as Annex A.

Neither Delaware law, the Company’s Charter, nor the Company’s Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL II

PROPOSAL III

AMENDMENT OF
THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
CHANGING THE COMPANY’S NAME TO MELA SCIENCES, INC.

General

The Board of Directors is proposing for stockholder approval an amendment to the Company’s Charter to change the Company’s name to MELA Sciences, Inc. At its meeting held on October 5, 2009, the Board of Directors approved this amendment, subject to stockholder approval, and directed that this amendment be submitted to a vote of the Company’s stockholders at the Annual Meeting. The Board has determined that this amendment is in the best interests of the Company and its stockholders and recommends approval by the stockholders.

Our management and the Board believe that changing our name from Electro-Optical Sciences, Inc. to MELA Sciences, Inc. would better and more accurately reflect the Company’s focus on early melanoma detection.

Vote Required.  The affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Charter will become effective upon the filing of the Company’s Fifth Amended and Restated Certificate

of Incorporation with the Secretary of State of Delaware, which will occur as soon as reasonably practicable. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal III.

Principal Effects of the Name Change

Changing our name will not have any affect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name “Electro-Optical Sciences, Inc.” will continue to be valid and represent shares of MELA Sciences, Inc. following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates.

If the Company’s stockholders approve the name change, the Board will have authority to amend the Company’s Charter to change the Company’s name to MELA Sciences, Inc. The amendment will take effect upon the filing of the Company’s Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. This proposed amendment relating to the Company’s name is reflected in Article I of the proposed Fifth Amended and Restated Certificate of Incorporation attached to this proxy statement as Annex A.

Neither Delaware law, the Company’s Charter, nor the Company’s Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL III

PROPOSAL IV

AMENDMENT TO
THE COMPANY’S 2005 STOCK INCENTIVE PLAN
INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT

General

The Board of Directors is proposing for stockholder approval an amendment to the Company’s 2005 Stock Incentive Plan (the “2005 Plan”), which we refer to as the 2005 Plan Amendment and which is attached to this proxy statement as Annex B. We have previously used the 2005 Plan as a means of attracting, retaining, motivating and rewarding directors, officers, other employees, scientific collaborators and consultants and further aligning their interests with those of our stockholders. An increase in the number of shares under the 2005 Plan is required in order to allow the Company to have a sufficient number of shares available to continue to grant options to motivate current and future employees.

Our Board of Directors believes that our growth depends significantly upon the efforts of our officers and key employees and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in the Company. The Board of Directors is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based awards. The Board of Directors considers equity-based incentives an important component of its efforts to attract and retain talented individuals. In addition, the Board of Directors believes that option grants help us to attain our long-term goals by linking the compensation of key employees to stockholder returns.

The 2005 Plan Amendment would increase by 500,000 the aggregate number of shares of common stock that are available under the 2005 Plan to a total of 3,724,028 shares of common stock. On December 4, 2009, the compensation committee approved and adopted the 2005 Plan Amendment, subject to approval by the stockholders at the Annual Meeting, and the Board of Directors ratified the actions of the compensation committee and recommended that the stockholders approve the 2005 Plan Amendment.

Currently there are 3,224,028 shares of common stock authorized for issuance pursuant to grants under the 2005 Plan. As of February 28, 2010, there were options to purchase an aggregate of 2,027,523 shares of common stock outstanding under the 2005 Plan, of which 891,635 have fully vested. The amount, if any, of options to be awarded to officers, directors, employees and consultants under the 2005 Plan in the future will be determined in the discretion of our Board of Directors and is not currently determinable.

Vote Required.  The affirmative vote of a majority of our shares of common stock present, whether in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve this proposal. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal IV.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL IV

Description of the 2005 Plan

The following summary of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, as proposed to be amended.

Administration.  The 2005 Plan is administered by the compensation committee of the Board of Directors. Subject to the terms of the 2005 Plan, the compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the 2005 Plan.

Common Stock Reserved for Issuance Pursuant to Grants Under the 2005 Plan.  3,724,028 shares of the Company’s common stock have been authorized, subject to stockholder approval, and reserved for issuance pursuant to grants under the 2005 Plan. Pursuant to the 2005 Plan and its amendments to date there are currently 3,224,028 shares authorized for issuance. Pursuant to the proposed amendment, the Plan would be increased by 500,000 shares for a total of 3,724,028 shares authorized for issuance pursuant to grants thereunder. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the 2005 Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2005 Plan.

Eligibility.  Awards may be made under the 2005 Plan to employees, officers, directors and scientific collaborators of or consultants to the Company whose participation in the 2005 Plan is determined to be in the best interests of the Company by the Board of Directors.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the 2005 Plan at any time and for any reason; provided, however, that no such action may adversely affect the rights of the holder of any outstanding award in a material way without the consent of the holder. The 2005 Plan shall terminate in any event ten years after its effective date. Any amendment which would increase the number of shares of common stock which may be issued under the 2005 Plan or modify the class of persons eligible to receive awards under the 2005 Plan are subject to the approval of the Company’s stockholders if and to the extent such approval is necessary or desirable to comply with applicable law or exchange or listing requirements.

Options.  The 2005 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option is granted at fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock as reported by NASDAQ on the grant date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

The term of each stock option is fixed by the compensation committee and may not exceed 10 years from the date of grant. The compensation committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee. The compensation committee may establish the means by which the exercise price may be paid, including by cash, check, by tendering unrestricted shares of common stock, or by means of a broker-assisted cashless exercise.

Upon termination of an option holder’s employment or service with the Company due to death or disability, any portion of an option held by the option holder which is not then exercisable shall thereupon terminate, and any portion of an option held by the option holder which is then exercisable shall remain exercisable for the lesser of one year following such termination of employment or service or until the expiration of the term of the option. Upon termination of an option holder’s employment or service with the Company for cause (which is defined in the 2005 Plan), any option held by the option holder shall immediately terminate and shall cease to be exercisable. If an option holder’s employment or service with the Company terminates for any other reason other than death, disability or cause, then any portion of an option which is not then exercisable shall thereupon terminate, and any portion of an option which is then exercisable shall remain exercisable for the lesser of 90 days following such termination or until the expiration of the term of the option.

Stock options granted under the 2005 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Stock Awards.  The compensation committee may also award stock awards to eligible personnel upon such terms and conditions as the committee deems appropriate. A stock award may take the form of the issuance and transfer to the recipient of shares of common stock or a grant of stock units representing a right to receive shares of common stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions.

The purchase price payable for shares of common stock transferred pursuant to a stock award must be at least equal to their fair market value on the date of grant. The fair market value is generally determined as the closing price of the common stock as reported by NASDAQ on the grant date.

Unless otherwise determined by the compensation committee, (i) the recipient of a stock award will be entitled to receive dividend payments, if any (or, in the case of an award of stock units, dividend equivalent payments), on or with respect to the shares that remain covered by the award (which the committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying award), (ii) the recipient of a non-vested stock award may exercise voting rights if and to the extent that shares of common stock have been issued to him pursuant to the award, and (iii) the recipient will have no other rights as a stockholder with respect to such shares unless and until the shares are issued to him free of all conditions and restrictions under the plan.

Unless the compensation committee determines otherwise, a non-vested stock award will be forfeited upon the termination of the recipient’s employment or other service with the Company.

Unless and until all applicable vesting conditions are satisfied and vested shares are issued, neither the stock award nor any shares of common stock issued pursuant to the award may be sold, transferred, pledged or assigned other than to the Company in accordance with the terms of the award or the plan.

Effect of Certain Corporate Transactions.  Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the 2005 Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.  Proportionate adjustments in outstanding awards and the number of shares available for issuance under the 2005 Plan, including the individual limitations on awards, will be made to reflect common stock dividends, stock splits and other similar events.

Federal Income Tax Consequences

The following discussion is a general summary of the principal federal income tax consequences under current law relating to award granted under the 2005 Plan to an individual. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized by an individual upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee does not dispose of the shares of common stock within least two years after the date of grant nor within one year after the date of exercise (holding period requirement). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Company from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. The ex-spouse will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Dividend payments on restricted stock are treated as compensation income unless the grantee has made a Section 83(b) election.

Unrestricted Stock.  A grantee who is awarded unrestricted shares will recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares of common stock. The Company will generally be allowed a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code.

Internal Revenue Code Sections 409A and 280G

Section 409A of the Internal Revenue Code provides that deferred compensation that is not structured to satisfy Section 409A and that is not subject to a substantial risk of forfeiture may result in current federal income taxation, an additional tax of 20% of the compensation required to be included in income and interest for any underpayment of tax at the ordinary underpayment rate plus one percentage point for any period during which taxation of the compensation has been deferred. Stock options granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant are generally exempt from the application of Section 409A. In addition, Section 280G of the Internal Revenue Code provides that to the extent that payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax on the employee and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Because of the complexity of the tax law and because tax law consequences to any particular taxpayer may be affected by matters not discussed herein, each taxpayer is urged to consult with his, her or its tax advisor with respect to the specific tax consequences of the 2005 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets out information with respect to compensation plans under which equity securities of our Company were authorized for issuance as of December 31, 2009.

	Number of
	Securities to be	Weighted-Average
	Issued Upon Exercise	Exercise Price of	Number of Securities Remaining
	of Outstanding Options,	Outstanding Options,	Available for Future Issuance
	Warrants and Rights	Warrants and Rights	Under Equity Compensation Plans
Plan Category	(#)	($)	(#)

Equity compensation plans approved by security holders	2,031,023	5.09	1,254,251
Equity compensation plans not approved by security holders	0	—	0

Total	2,031,023	5.09	1,254,251

Information regarding option awards to our named executive officers and directors in fiscal year 2009 and options held by such officers and directors at December 31, 2009 is provided in the “Grants of Plan-Based Awards For Year Ended December 31, 2009” table, the “Outstanding Equity Awards at 2009 Fiscal Year-End” table and the “Director Compensation Table For 2009” table in the Executive Compensation section of this proxy statement.

PROPOSAL V

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and has further directed that management submit the selection of Eisner LLP as the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Eisner LLP audited the Company’s financial statements in 2008 and 2009. Representatives of Eisner LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Eisner LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors, on behalf of the audit committee, is submitting the selection of Eisner LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required.  The affirmative vote of a majority of our shares of common stock present, whether in person or represented by proxy, and entitled to vote at the Annual Meeting is required to ratify the selection of Eisner LLP. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal V.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL V

Principal Accountant Fees

The following is a summary of the aggregate fees billed to the Company by Eisner LLP for professional services rendered during the fiscal years ended December 31, 2008 and December 31, 2009:

	Fiscal Year Ended December 31,
	2008	2009

Audit Fees	$201,482	$203,469
Audit-Related Fees	63,484	100,003
Tax Fees	24,600	15,000
All Other Fees	—	—
Total Fees	$289,566	$318,472

Audit Fees.  Audit Fees consisted of fees covering the audits of the years ending December 31, 2008 and December 31, 2009, respectively, including work on quarterly reports and work on Sarbanes-Oxley matters.

Audit-Related Fees.  Audit-Related Fees for 2008 consisted of fees for audit work done related to the filing with the SEC of an S-3 Registration Statement in June 2008. Audit-Related Fees for 2009 consisted of fees for audit work done related to the filing with the SEC of an S-3 Registration Statement in May 2009, an S-8 Registration Statement in July 2009 and a Prospectus Supplement in July 2009.

Tax Fees.  The 2008 and 2009 Tax Fees related to the preparation of the Company’s 2007 and 2008 Federal and State income tax returns and associated estimated payments and applications for filing extensions and the undertaking of a study to analyze the amount and timing of the tax loss carryforwards.

All Other Fees.  There were no Other Fees billed by Eisner LLP for the years ending December 31, 2008 and December 31, 2009, respectively.

Pre-Approval of Audit and Non-Audit Services

The services performed by Eisner LLP in 2009 were pre-approved by the audit committee. The audit committee pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the independent registered public accounting firm, except where such services are determined to be de minimis under the Exchange Act, giving particular attention to the relationship between the types of services provided and the independent registered public accounting firm’s independence. The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 28, 2010 (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table presented later in this proxy statement; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

		Beneficial Ownership(1)
	Number of Shares	of Vested Options
	of Common Stock	Included in	Percentage of Shares
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned	Beneficially Owned

Named Executive Officers
Joseph V. Gulfo, M.D.	337,353	225,000	1.45%
Richard I. Steinhart(2)	80,000	80,000	*
Tina Cheng-Avery	26,750	18,750	*
Nikolai Kabelev	79,000	79,000	*
Christiano Butler	37,000	37,000	*
Directors
Breaux Castleman	128,238	20,000	*
Sidney Braginsky(3)	76,500	20,000	*
George C. Chryssis	61,000	20,000	*
Martin Cleary	57,443	20,000	*
Anne Egger	1,000	—	*
Dan W. Lufkin(4)	747,298	15,000	3.25%
Charles Stiefel	—	—	*
Gerald Wagner, Ph.D.	188,900	169,500	*
All directors and all executive officers as a group (13 persons)	1,820,482	704,250	7.68%
Holders of more than 5%
None

*	Less than one percent beneficially owned

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,000,784 shares outstanding on February 28, 2010, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o Electro-Optical Sciences, at the address on the first page of this proxy statement.

(2)	Includes 8,000 shares of common stock issuable upon exercise of options vesting within 60 days of February 28, 2010.

(3)	Includes 51,500 shares of common stock held by Double D Venture Fund, LLC, an investment fund with which Mr. Braginsky is affiliated. Mr. Braginsky expressly disclaims ownership of these shares except to the extent of his pecuniary interest in Double D Venture Fund, LLC.

(4)	Includes 273,783 shares of common stock held by trusts the beneficiaries of which are family members of Mr. Lufkin. Mr. Lufkin expressly disclaims ownership of the shares and warrants held by these trusts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s executive officers, their ages and their positions as of February 28, 2010, are as follows:

Name	Age	Position

Joseph V. Gulfo, M.D.	46	Director, President and Chief Executive Officer
Richard I. Steinhart	52	Vice President, Finance, Chief Financial Officer, Treasurer, and Secretary
Tina Cheng-Avery	46	Vice President, Commercialization
Nikolai Kabelev	33	Vice President, Research and Development
Christiano Butler	52	Vice President, Operations

Joseph V. Gulfo, M.D. has served as our President and Chief Executive Officer and a member of our Board of Directors since January 2004. From May 1999 to November 2003, he served as Chairman, Chief Executive Officer and President of Antigen Express, Inc., a development-stage company developing immunodiagnostics and therapeutics for cancer. Dr. Gulfo serves as a director of ProCertus BioPharm, Inc., a privately-held company. Dr. Gulfo received a B.S. in biology from Seton Hall University, an M.D. from the University of Medicine and Dentistry of New Jersey and an M.B.A. in finance from Seton Hall University.

Richard I. Steinhart has served as our Vice President, Finance and Chief Financial Officer and Treasurer since April 2006 and as our Secretary since November 2006. From May 1992 until joining the Company Mr. Steinhart was a Managing Director of Forest Street Capital/SAE Ventures, a boutique investment banking, venture capital, and management consulting firm focused on healthcare and technology companies. Prior to Forest Street Capital/SAE Ventures, he was Vice President and Chief Financial Officer of Emisphere

Technologies, Inc. Mr. Steinhart’s other experience includes seven years at CW Group, Inc., a venture capital firm focused on medical technology and biopharmaceutical companies, where he was a General Partner and Chief Financial Officer. Mr. Steinhart serves on the Board of Manhattan Pharmaceuticals, Inc., a biopharmaceutical company and is Chairman of its Audit Committee. Mr. Steinhart began his career at Price Waterhouse, now known as PricewaterhouseCoopers. He holds B.B.A. and M.B.A degrees from Pace University and is a Certified Public Accountant.

Tina Cheng-Avery has served as our Vice President, Commercialization since February 2008. Previously, from April 2007 until joining the Company, she was Vice President of Marketing for Pierre Fabre Dermo-Cosmétique USA and from January 2005 until March 2007, she served as Global Marketing Director at Elizabeth Arden. From November 2001 until July 2004 she was Vice President of Marketing for Wella Personal Care, N.A. Mrs. Cheng-Avery holds a B.B.A. Finance degree from the University of Michigan and an M.B.A. in Marketing and International Business from the Kellogg School of Management at Northwestern University.

Nikolai Kabelev has served as our Vice President, Research and Development since January 2008. Previously, since January 2007 he served as our MelaFind® Project Team Leader. From June 2005 to present he has also served as a Director, Algorithm and Software Development for our Company. Prior to that, and since June 1999, he worked as a Computer Scientist for EOS. Prior to joining EOS he worked at the Center for Telecommunication Research at Columbia University. Nikolai holds B.Sc. degree in Computer Science from Transport and Telecommunication Institute (Riga Aviation University), Latvia.

Christiano Butler has served as our Vice President, Operations since January 2008. Previously he had been Vice President, Technical Support from June 2006. Mr. Butler brings more than 20 years of experience in the medical device industry in areas of product support and operations management engineering. From August 1985 until joining the company, Mr. Butler worked at Bayer HealthCare in a series of positions with increasing responsibility. Most recently he served as Manager for Global Service and Support. Mr. Butler received a B.S. from the S.U.N.Y Regents College Program.

Our executive officers are elected by, and serve at the discretion of, our Board of Directors. There are no family relationships between our directors and executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The principal goals of our compensation philosophy are to attract, motivate and retain highly talented individuals at all levels of our organization and to align our employees’ incentives with the long-term interests of our stockholders.

At this stage in our growth, our principal business objective is to obtain premarket (PMA) approval of our flagship product, MelaFind®. Achievement of this objective requires that we closely monitor our expenses, including compensation expenses. Accordingly, we seek to target our cash compensation levels at or below market and pay a significant portion of total compensation in the form of stock options. As we move towards FDA approval, we expect to re-evaluate our compensation philosophy and establish additional performance milestones appropriate for our overall business strategy.

We utilize a compensation package for our executive officers that includes cash in the form of base pay with discretionary bonus and long-term incentive compensation in the form of stock options. Because of our need to conserve cash, we target the cash portion of our compensation package that is either at, or slightly below, market levels. However, we seek to set our level of stock option awards in line with industry comparables. All of our stock option grants are tied to either length of service or to the achievement of certain performance-based milestones, the most significant goal of which is approval of MelaFind® by the FDA. We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints and also creating incentives which reward company-wide and individual performance and aligning the interests of our executive officers with those of our stockholders by providing our executive officers equity-based incentives to ensure motivation over the long-term.

During 2009 our Director of Human Resources conducted an analysis of industry standards and regional pay practices and benchmarked the compensation of our employees and of certain of our executive officers. Based on this analysis she re-evaluated the work done by A.G. Ferguson & Associates, Inc. (AGF), a consulting firm with more that 25 years of experience in executive compensation consulting, which we had previously engaged to review our executive level compensation policies and for future compensation planning. Our Director of Human Resources found that the conclusions reached in the AGF report remained valid for 2009.

The Company has a pay-for-performance methodology for all employees. All Company employees received performance evaluations which culminated in an overall performance rating that was tied to a specific merit increase. These increases, which generally range from 0 to 5%, were based on surveyed regional average wage increases. Our compensation committee reviews and approves, or recommends for approval by our Board of Directors, the compensation of our Chief Executive Officer and other executive officers, including their salaries, bonuses and incentive compensation levels, deferred compensation, executive perquisites, equity compensation, severance arrangements, change-in-control benefits and other forms of executive officer compensation. The compensation committee may delegate its authority to a subcommittee consisting of outside directors. The compensation committee meets without the presence of executive officers when deliberating and approving the compensation of our Chief Executive Officer, but may, at its discretion, invite our Chief Executive Officer to participate in discussions regarding the compensation of our other executive officers.

Components of Executive Compensation

We have historically applied a structure where a significant portion of our executive compensation comes in the form of long-term incentive compensation. While the allocation varies, in general our executive officers have a far greater percentage of their compensation in the form of long-term compensation than our non-executive employees. However, we firmly believe that all employees should have an equity ownership position in the Company. We believe this is a strong motivator and an important component of our overall compensation strategy.

Base Salaries.  The base salary is the guaranteed portion of our executives’ annual cash compensation. The base salary reflects the executive’s experience, skill set, and the market value of that experience and skill set. An executive’s base salary is adjusted as a result of an annual performance review and in recognition of his or her prior year’s accomplishments.

Bonuses.  We do not have a formalized bonus program however the Company does award discretionary bonuses as appropriate. Over the last several years, the Company has awarded these discretionary bonuses based on individual achievement.

Equity Compensation.  The only form of equity compensation currently awarded by the compensation committee consists of stock options, both qualified and non-qualified. All of the options have been granted out of three stock option plans: our 1996 Stock Option Plan, our 2003 Stock Incentive Plan (the “2003 Plan”) and the 2005 Plan. Since January 1, 2005, the 2005 Plan is the only plan under which options or other stock awards may be granted. The 2005 Plan allows our Board of Directors to grant incentives to employees, directors, consultants and collaborating scientists in the form of qualified and non-qualified stock options and other stock awards. We have used stock options as a form of compensation because we believe it helps to attract, motivate and retain talented individuals and aligns their incentives with the long interests of our stockholders. Our Board of Directors and the compensation committee continue to evaluate the use of alternative forms of equity incentive compensation, including restricted stock awards, for future use.

Option awards under our 2005 Plan are granted at prices which are no less than the closing price of the Company’s common stock on the date of the grant. Options granted under the 2005 Plan historically have been time-based and/or performance-based options, and vesting varies accordingly. Options that have been granted under this plan expire within five to ten years from the date of grant.

Effective January 1, 2006, the Company began recording compensation expense associated with stock options and other forms of equity compensation in accordance with FASB ASC 718, Compensation-Stock Compensation. Under this method, the Company must recognize a compensation charge related to all stock option awards granted on or subsequent to January 1, 2006. This charge is based on the grant date fair value estimated in accordance with the provisions of ASC 718. A compensation charge is recorded when it is probable that performance or service conditions will be satisfied. The probability of vesting is updated at each reporting period and compensation is adjusted via a cumulative catch-up adjustment or prospectively depending upon the nature of the change. Despite the fact that this new accounting provision makes accounting for stock options less attractive to the Company, we have continued to use this approach because we believe it is the most cash-efficient way for the Company to convey equity ownership to our employees.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our principal executive officer, principal financial officer and other executive officers during our last three completed fiscal years, such officers are referred to herein as the “named executive officers.”

			Option			All Other
		Salary	Awards		Bonus	Compensation		Total
Name and Principal Position	Year	($)	($)		($)	($)		($)

Joseph V. Gulfo, M.D.,	2009	306,685			150,000	60,700	(2)	517,385
President and Chief	2008	276,667	2,430,000	(1)	65,000	56,134	(2)	2,827,801
Executive Officer	2007	253,750			60,000	51,616	(2)	365,366
Richard I. Steinhart,	2009	217,917			10,000			227,917
Vice President Finance,	2008	213,333			30,000			243,333
Chief Financial Officer,	2007	202,500			30,000			232,500
Secretary and Treasurer
Tina Cheng — Avery,(3)	2009	205,560			30,000			235,560
Vice President of Commercialization	2008	178,822	188,147	(1)				366,969
Nikolai Kabelev,	2009	184,333			20,000			204,333
Vice President, Research	2008	179,199			20,000			199,199
And Development	2007	165,000	46,751	(1)	23,000			234,751
Christiano Butler,	2009	164,043	50,877	(1)	20,000	5,536	(4)	240,456
Vice President Operations	2008	157,608			17,500	5,258	(4)	180,366
	2007	144,200	24,300	(1)	14,000			182,500

(1)	Option award amounts included in this table reflect the grant date fair value of such awards.

(2)	These amounts consists of Company matching contributions made under our SIMPLE IRA Plan of $7,416, $6,934 and $11,500 for 2007, 2008 and 2009, respectively, and reimbursement of travel and lodging expense of $44,200, $49,200 and $49,200 for 2007, 2008 and 2009, respectively.

(3)	Ms. Cheng-Avery joined the Company in February 2008.

(4)	These amounts consist of Company matching contributions made under our SIMPLE IRA Plan.

Overall Compensation

President and Chief Executive Officer, Joseph V. Gulfo, M.D.

On January 5, 2004 we entered into an employment agreement with Dr. Joseph V. Gulfo, our President and Chief Executive Officer, which has been extended to December 31, 2010 under an automatic extension provision. The employment agreement provides Dr. Gulfo with an annual base salary of $175,000, subject to periodic review by our Board of Directors, and yearly bonuses at the discretion of our Board of Directors. In 2005, our Board of Directors deferred any decision regarding Dr. Gulfo’s base salary and bonus awards until after completion of our initial public offering. In 2006, primarily based upon the completion of our initial public offering and significant technical progress in the development of MelaFind®, our Board of Directors decided to increase Dr. Gulfo’s base salary to $235,000 and award him a $50,000 discretionary cash bonus. In May of 2007, Dr. Gulfo’s received a base salary increase to $260,000 effective April 1, 2007 and was awarded a $60,000 discretionary cash bonus. Effective March 1, 2008, Dr. Gulfo received a salary increase to $280,000 reflecting the Company’s pay-for-performance plan and considering the prevailing market, and he was awarded a $65,000 discretionary cash bonus for 2008. In August 2009, Dr Gulfo received, based on the Company’s progress and in accordance with the Company’s pay-for-performance plan, a base salary increase to $313,600, effective as of March 1, 2009, and was awarded a discretionary cash bonus of $150,000.

Dr. Gulfo’s employment agreement also provided for three separate grants of stock options. The first two stock option grants for the purchase of a total of 81,753 shares of our common stock at an exercise price of $0.46 per share have fully vested and were exercised on October 15, 2008. The number of shares of our common stock subject to the third stock option was based on a formula that can only be calculated at the time if and when the Company receives FDA approval of its PMA application for MelaFind®. On October 10, 2008, this formula based option, issued in 2004 to Dr. Gulfo from the Company’s 2003 Stock Incentive Plan at an exercise price of $0.46 a share, was cancelled due to the fact that the grant was not compliant with Section 409A of the Internal Revenue Code, which was enacted subsequent to the grant. Based on 20,625,905 shares outstanding (on a fully-diluted basis), as of September 30, 2008 and assuming such number of shares remained as the total number of shares outstanding on the date we receive PMA approval of MelaFind®, the number of shares subject to this option would have been 743,283.

On October 10, 2008, Dr. Gulfo was granted stock options for 900,000 shares of the Company’s common stock at an exercise price of $3.75 (the closing price on the grant date) per share. Of the 900,000 common shares underlying these stock options granted to Dr. Gulfo, 180,000 shares vested immediately, 540,000 shares vest upon the Company receiving FDA approval of its PMA application for MelaFind®, and 180,000 shares vest in four equal annual installments commencing on October 10, 2009, which is the first anniversary of the date of grant. These 900,000 options expire ten years from the date of grant. In determining the underlying terms of the grant, the compensation committee considered the following: the fact that, in addition to accomplishing all tasks contemplated by the Board at the time of the 2004 grant, Dr. Gulfo also performed additional tasks, such as the completion of a significant private and public financing; since shareholder value is largely contingent upon the FDA’s approval of our PMA application, a grant of options vesting upon PMA approval will induce Dr. Gulfo to continue to work towards this goal; and an option grant that vests over time will motivate Dr. Gulfo to continue his employment with the Company, thus promoting continuity of leadership among our executive officers, which is one of the goals of our compensation policy.

Based on its own internal analysis, including a comparison with several peer companies, the compensation committee has concluded that Dr. Gulfo’s total compensation for 2009 fit within the Company’s overall objectives and philosophy with respect to executive compensation.

Vice President, Finance and Chief Financial Officer, Secretary and Treasurer, Richard Steinhart

Our Vice President and Chief Financial Officer, Secretary and Treasurer, Richard Steinhart, joined us in April 2006. Mr. Steinhart’s initial compensation, including base salary and stock option package, was primarily based upon such factors as his prior business experience and the Company’s overall compensation philosophy. Mr. Steinhart received a base salary of $195,000 and a stock option grant for the purchase of 100,000 shares of common stock at an exercise price of $5.82 per share. In accordance with our policy, these options were priced at the closing price on the date of grant as determined by the compensation committee. As is consistent throughout our executive ranks, Mr. Steinhart’s options vest both over time and with the attainment of several corporate-wide milestones, as follows: 8,000 options vested immediately upon hiring; 32,000 options vesting annually over a period of four years; 40,000 options vesting upon completion of a corporate fundraising with gross proceeds of more than $10 million; and 20,000 options vesting upon the Company receiving FDA approval of its PMA application for MelaFind®. The corporate fundraising milestone was met when we completed our November 3, 2006 financing, and accordingly, 40,000 share options vested. In 2007, Mr. Steinhart received a $30,000 discretionary cash bonus and his base salary was increased to $205,000 effective April 1, 2007. Effective March 1, 2008, and in accordance with the Company’s pay-for-performance plan, Mr. Steinhart received a salary increase to $215,000 and was awarded a $30,000 discretionary cash bonus in 2008. In August 2009, in accordance with the Company’s pay-for-performance plan, Mr. Steinhart received a base salary increase to $218,500, effective as of March 1, 2009. Mr. Steinhart was awarded a discretionary bonus of $10,000 in December of 2009.

Based on its own internal analysis, the compensation committee concluded that Mr. Steinhart’s total compensation for 2009 fit within the Company’s overall objectives and philosophy with respect to executive compensation.

Vice President, Commercialization, Tina Cheng-Avery

Our Vice President of Commercialization, Ms. Cheng-Avery, joined us in February 2008. Ms. Cheng-Avery’s initial compensation, including base salary and stock option package, was primarily based upon such factors as her prior business experience and the Company’s overall compensation philosophy. Ms. Cheng-Avery is entitled to an annual base salary of $200,000, and will be eligible for a discretionary bonus equal to 25% of her annual base salary upon the attainment of certain to be determined goals. The Company also granted Ms. Cheng-Avery an option to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $4.40 per share. In accordance with our policy, these options were priced at the closing price on the date of grant as determined by the compensation committee. As is consistent throughout our executive ranks, Ms. Cheng-Avery’s options vest both over time and with the attainment of several corporate-wide milestones, as follows: 12,500 options vested immediately upon hiring; 12,500 options vesting annually over a period of four years; 25,000 options vesting upon the first commercial sale of MelaFind®; and 30,000 options vesting upon the Company achieving profitability. In August 2009, in accordance with the Company’s pay-for-performance plan, Ms. Cheng-Avery received a base salary increase to $207,000, effective as of March 1, 2009, and was awarded a discretionary bonus of $30,000.

Based on its own internal analysis, the compensation committee concluded that Ms. Cheng-Avery’s total compensation for 2009 fit within the Company’s overall objectives and philosophy with respect to executive compensation.

Vice President, Research and Development, Nikolai Kabelev

Our Vice President, Research and Development, Nikolai Kabelev, received an annual base salary of $165,000 in 2007 and a discretionary cash bonus of $23,000. In November 2007, Mr. Kabelev received a stock option grant for the purchase of 19,239 shares of common stock at $4.50 per share. In accordance with our policy, these options were priced at the closing price on the date of grant as determined by the compensation committee. Mr. Kabelev’s options vest upon the attainment of the following corporate-wide milestones: 4,239 shares vest when MelaFind® software is verified, 5,000 shares vest when the PMA for MelaFind® is filed, 5,000 shares vest upon successful completion of the FDA audit, and 5,000 shares vest upon the FDA’s approval of our PMA application for MelaFind®. Effective March 1, 2008, and in accordance with the Company’s pay-for-performance plan, Mr. Kabelev’s base salary increased to $178,500 and he received a $20,000 discretionary cash bonus in 2008. In August 2009, in accordance with the Company’s pay-for-performance plan, Mr. Kabelev received a base salary increase to $185,500, effective as of March 1, 2009, and was awarded a discretionary bonus of $20,000.

Based on its own internal analysis, the compensation committee concluded that Mr. Kabelev’s total compensation for 2009 fit within the Company’s overall objectives and philosophy with respect to executive compensation.

Vice President, Operations, Christiano Butler

Our Vice President, Operations, Christiano Butler, joined us in May 2006. Mr. Butler’s initial compensation, including base salary and stock option package, was primarily based upon such factors as his considerable relevant prior business experience and the Company’s overall compensation philosophy. In 2006, Mr. Butler received an annual base salary of $140,000 and a stock option grant consisting of 40,000 shares of common stock at an exercise price of $7.60 per share. In accordance with our policy, these options were priced at the closing price on the date of grant as determined by the compensation committee. As is consistent throughout our executive ranks, Mr. Butler’s options vest both over time and with the attainment of several corporate-wide milestones, as follows: 2,000 options vested immediately upon hiring; 8,000 options vesting annually over a period of four years, 15,000 shares vesting upon the completion of the pivotal trial of MelaFind® (which was completed in September 2008), and 15,000 shares vesting upon the FDA’s approval of our PMA application for MelaFind®. In 2007, Mr. Butler’s base salary was increased to $144,200 and he received a $14,000 discretionary cash bonus. In addition, in 2007, Mr. Butler received a stock option grant of 10,000 shares of common stock at an exercise price of $4.50 per share, priced on the date of grant as determined by the compensation committee. These options vest upon the attainment of the following corporate-wide milestones: 5,000 shares vesting upon the delivery of the first commercial version of MelaFind® and 5,000 shares vesting upon the delivery of manufacturing targets for MelaFind® (which milestone was met during 2008). Effective March 1, 2008, and in accordance with the Company’s pay-for-performance plan and for the additional responsibilities commensurate with his promotion to Vice President, Operations, Mr. Butler’s base salary was increased to $160,200 and he received a $17,500 discretionary cash bonus for 2008. In August 2009, in accordance with the Company’s pay-for-performance plan, Mr. Butler received a base salary increase to $165,400, effective as of March 1, 2009, and was awarded a discretionary bonus of $20,000. In addition, in August 2009 Mr. Butler received a stock option grant of 12,000 shares of common stock at an exercise price of $7.54, priced on the date of the grant as determined by the compensation committee. Of these options, 4,000 have vested and the remaining 8,000 will vest in increments of 4,000 shares each on commercial launch of MelaFind® and on placement of one hundred commercial MelaFind® systems.

Based on its own internal analysis, the compensation committee concluded that Mr. Butler’s total compensation for 2009 fit within the Company’s overall objectives and philosophy with respect to executive compensation.

GRANTS OF PLAN-BASED AWARDS FOR YEAR ENDED DECEMBER 31, 2009

The following table sets forth each grant of an award made to a named executive officer during our fiscal year ended December 31, 2009 under our 2005 Plan.

		2005 Plan Milestone	Grant Date
		Option Awards:	Fair Value
		Number of Securities	of Option	Exercise or Base
		Underlying Options	Awards	Price of Option
Name and Principal Position	Grant Date	(#)	($)	($)

Christiano Butler,	8/13/2009	12,000	50,887	7.54
Vice President Operations

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table sets forth the equity awards outstanding at December 31, 2009 for each of the named executive officers.

			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised /	Option
	Options that are	Options that are	Unearned	Exercise	Option
	Exercisable	Unexercisable	Options	Price	Expiration
Name and Principal Position	(#)	(#)	(#)	($)	Date

Joseph V. Gulfo, M.D.,	225,000	675,000 (1)		3.75	10/10/18
President and Chief Executive Officer
Richard I. Steinhart,	72,000	28,000 (2)		5.82	4/24/11
Vice President Finance, Chief Financial Officer, Secretary and Treasurer
Tina Cheng-Avery,	15,625	64,375 (3)		4.40	2/25/13
Vice President Commercialization
Nikolai Kabelev,	1,875			1.00	2/19/12
Vice President,	2,886			1.00	1/15/13
Research and Development	60,000	30,000(4)		7.08	5/22/11
	14,239	5,000(5)		4.50	11/29/12
Christiano Butler,	23,000	17,000(6)		7.60	5/30/11
Vice President Operations	10,000			4.50	11/29/12
	4,000	8,000(7)		7.54	8/13/14

(1)	540,000 shares vest upon the Company receiving FDA approval of its PMA application for MelaFind®, and 180,000 shares vest in four equal annual installments of 45,000 shares per year commencing on October 10, 2009, the first anniversary of the date of grant.

(2)	8,000 shares vest on April 24, 2010, and 20,000 shares vest at the time of the FDA’s approval of our PMA application for MelaFind®.

(3)	3,125 shares vest on each of February 25, 2010, February 25, 2011 and February 25, 2012, 25,000 shares vest upon the first commercial sale of MelaFind®, and 30,000 shares vest upon corporate wide profitability.

(4)	30,000 shares vest upon the FDA’s approval of our PMA application for MelaFind®.

(5)	5,000 shares vest upon the FDA’s approval of our PMA application for MelaFind®.

(6)	2,000 shares vest on May 29, 2010, and 15,000 shares vest upon the FDA’s approval of our PMA application for MelaFind®.

(7)	These shares vest 4,000 shares on each of commercial launch and on completion of 100 commercial systems.

OPTION EXERCISE AND VESTED STOCK OPTION AWARDS FOR OUR 2009 FISCAL YEAR

None of our named executive officers exercised any equity awards during the fiscal year ended December 31, 2009.

Severance Benefits

The only named executive officers who are entitled to receive severance benefits payable by the Company are Joseph V. Gulfo, M.D. and Richard I. Steinhart.

Joseph V. Gulfo, M.D.

If Dr. Gulfo is terminated without cause, he would be entitled to his then current monthly salary for a period of 15 months and, if Dr. Gulfo is then covered by health insurance provided by us, the cost to Dr. Gulfo of COBRA coverage for 15 months. If we elect not to renew Dr. Gulfo’s employment agreement, Dr. Gulfo is entitled to an amount equal to his then current base salary for nine months and, if Dr. Gulfo is covered by our health insurance policy at such time, the cost of COBRA for nine months (subject to reduction to the extent Dr. Gulfo received comparable benefits from a subsequent employer during such nine-month period). Dr. Gulfo’s severance period may be extended for an additional 12 months in the event we elect to extend the length of his non-compete covenant to two years, in which case we would have to pay him additional severance equal to twelve months of his base salary at the time of termination and his most recent bonus.

Assuming a termination date of December 31, 2009:

•	if Dr. Gulfo was terminated by us for cause, upon death or disability, then he would not have received severance under his employment agreement;

•	if Dr. Gulfo terminated his contract for good reason or was terminated by us without cause, he would have received $406,307, of which $392,000 represents 15 months of his monthly salary and $14,307 represents 15 months of COBRA coverage (estimated based on the Company’s 2009 cost of COBRA premiums);

•	if Dr. Gulfo was terminated by us without cause within 30 days of our operations being discontinued, then he would not have received severance under his employment agreement;

•	if Dr. Gulfo’s employment agreement is not renewed by us, then he would have received $243,784, of which $235,200 represents 9 months of his monthly salary and $8,584 represents 9 months of COBRA coverage (estimated based on the Company’s 2009 cost of COBRA premiums); and

•	if Dr. Gulfo’s employment agreement is not renewed by us and we extended the length of his non-compete covenant to two years, then he would have received $872,769, of which $705,600 represents 27 months of his monthly salary, $17,169 represents 18 months of COBRA coverage and $150,000 represents the amount of his last bonus.

Richard I. Steinhart

If Mr. Steinhart is terminated without cause, he is entitled to 6 months of his base salary and acceleration of his milestone-based options if the milestones are achieved within six months of his termination.

Assuming a termination date of December 31, 2009:

•	if Mr. Steinhart was terminated by us for cause, then he would not have received severance under his employment agreement; and

•	if Mr. Steinhart was terminated by us without cause, then he would have received $109,250 which represents 6 months of his monthly salary. Mr. Steinhart is also entitled to income from the acceleration of the vesting of his unvested stock options assuming that PMA approval of MelaFind® was received within 6 months of his termination. Acceleration of the vesting of Mr. Steinhart’s 20,000 options shares due to vest upon FDA approval of MelaFind® would result in a gain of $89,800.

Retirement Plans

We do not maintain a traditional defined benefit plan. We do, however, maintain a SIMPLE IRA plan covering all qualified employees. We match dollar-for-dollar the employee’s contribution up to 3% of each participant’s salary. We do not consider the SIMPLE IRA matching contribution to be a significant portion of any of our executives’ compensation package.

Change of Control

Our 2003 Plan and 2005 Plan contain provisions providing that if there is a change of control involving a merger, consolidation, mandatory share exchange or other similar business combination of the Company with or into any other entity or any transaction in which a successor entity acquires all the issued and outstanding capital stock of the Company, or all or substantially all the assets of the Company, then, if and to the extent that outstanding options are not assumed or replaced with substantially equivalent options in connection with the acquisition event, each optionee shall have the right to exercise in full all of his or her outstanding options, whether or not such options are otherwise vested or exercisable, and any outstanding options which are not exercised prior to the consummation of the change of control event may be settled for cash or the terms of the option otherwise adjusted as the compensation committee determines.

Perquisites and Other Benefits

As a company without any substantial revenue, we are not in a position to provide any significant perquisites or other benefits. Currently, the only perquisites are provided to Dr. Gulfo pursuant to his employment agreement: (i) reimbursement of economical travel expenses incidental to Dr. Gulfo’s commute to our principal office in Irvington, New York in an aggregate amount not to exceed $1,100 per month, consisting of a Metro-North RailPass, NYC Subway transportation, and monthly car parking; (ii) economical lodging allowance consisting of $3,000 per month; and (iii) reimbursement of economical communication expenses consisting of expenses for one cellular phone line, one phone line at Dr. Gulfo’s home office and cable broadband internet service at Dr. Gulfo’s home office. We have no plans for any additional perquisites.

Compensation of Directors

In addition to reimbursement of expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors, for 2009 our non-employee directors received an annual fee of $10,000 for serving as directors and an additional $500 per meeting for each full board or committee meeting attended, whether in person or by telephone. In addition, the chairman of each of our compensation committee, our audit committee and our nominating committee received an additional annual fee of $10,000. Also in December 2009, each of our non-employee directors received an annual stock option grant to purchase up to 7,500 shares of common stock in respect of their service as directors for that year. Such stock options will vest in full upon the first anniversary of issuance and have an exercise price equal to the closing price of our common stock on the date of the grant. As an employee of the Company, Dr. Gulfo received no additional compensation for his services as a director.

In recognition of the significant efforts expended by our Board of Directors on behalf of the Company, and based upon the recommendation by the compensation committee, the Board increased the $10,000 annual fee paid to each of our non-employee directors as referenced above to $15,000 effective as of January 1, 2010, but made no other changes to the compensation described above for 2010.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 2009

	Fees Earned or	Option		# Option Awards	All Other
	Paid in Cash	Awards		Outstanding	Compensation		Total
Name	($)	($)		(#)	($)		($)

Sidney Braginsky	16,500	43,875	(1)	27,500			60,375
Breaux Castleman	24,000	43,875	(1)	27,500	24,000	(2)	91,875
George Chryssis	14,000	43,875	(1)	27,500			57,875
Martin Cleary	25,500	43,875	(1)	27,500			69,375
Anne Egger	7,334	43,875	(1)	7,500	71,300	(3)	122,509
Dan W. Lufkin	24,500	43,875	(1)	22,500			68,375
Gerald Wagner, Ph.D.	13,000	43,875	(1)	177,000	30,000	(4)	86,875
Charles Stiefel(5)	—	—		—	—

(1)	Represents Black-Sholes value of 7,500 shares option awards with one-year vesting to each non-employee director of the Company.

(2)	Represents Mr. Castleman’s 2009 consulting fees related to obtaining FDA approval of MelaFind®, financial reporting and our business and financial strategy.

(3)	Represents Ms. Egger’s 2009 consulting fees relating to the commercialization of MelaFind®.

(4)	Represents Dr. Wagner’s 2009 consulting fees related to obtaining FDA approval of MelaFind®, and certain technical and competitive matters.

(5)	Mr. Stiefel was not elected to our Board of Directors until January 2010.

Employment Agreements

Joseph V. Gulfo, M.D.

On January 5, 2004, we entered into an employment agreement with Dr. Joseph V. Gulfo, our President and Chief Executive Officer. Pursuant to the agreement, Dr. Gulfo is required to devote substantially all of his business time, attention and efforts to the performance of his duties under the agreement. The contract automatically renews for successive twelve-month terms unless either party sends a written notice of termination within 90 days of the expiration of the renewal term. The employment agreement automatically extended until December 31, 2010.

The employment agreement provides Dr. Gulfo with an annual base salary of $175,000 subject to periodic review by our Board of Directors, stock options, and performance bonuses. The target for such bonuses is 50% of Dr. Gulfo’s then current base salary. In May 2006, Dr. Gulfo received a $50,000 bonus and his base salary was raised to $235,000. In May 2007 but effective April 1, 2007, Dr. Gulfo’s base salary was raised to $260,000 and he received a bonus of $60,000. Effective March 1, 2008, Dr. Gulfo’s base salary was raised to $280,000 and he received a bonus of $65,000. In August 2009, Dr Gulfo received, based on the Company’s progress and in accordance with the Company’s pay-for-performance plan, a base salary increase to $313,600, effective as of March 1, 2009, and was awarded a discretionary cash bonus of $150,000.

In addition, Dr. Gulfo is entitled to be reimbursed for: certain economical travel expenses incidental to Dr. Gulfo’s commute to our principal office in Irvington, New York, consisting of a Metro-North RailPass, NYC Subway transportation, and monthly car parking up to $1,100 per month; $3,000 per month for economical lodging expenses; and certain economical communication expenses including cellular phone service, one phone line and cable broadband internet service at Dr. Gulfo’s home office.

If Dr. Gulfo’s employment is terminated by us without cause or Dr. Gulfo resigns for good reason, then Dr. Gulfo would be entitled to receive severance pay equal to 15 months of his then current base salary and, if Dr. Gulfo is then covered by health insurance provided by us, the cost to Dr. Gulfo of COBRA coverage for 15 months. If we elect not to renew Dr. Gulfo’s employment agreement, Dr. Gulfo is entitled to an amount equal to his then current base salary for nine months and, if Dr. Gulfo is covered by our health insurance policy at such time, the cost of COBRA for nine months (subject to reduction to the extent Dr. Gulfo received comparable benefits from a subsequent employer during such nine-month period).

Dr. Gulfo is subject to a non-compete covenant upon termination of his employment by us or him. The term of Dr. Gulfo’s non-compete covenant is one year, which in the event we terminate his employment without cause can be extended to two years if we elect to pay him additional severance equal to twelve months of his base salary at the time of termination and his most recent bonus (if any).

Dr. Gulfo’s employment agreement also provided for three separate grants of stock options. The first two stock option grants for the purchase of a total of 81,753 shares of our common stock at an exercise price of $0.46 per share have fully vested and were exercised on October 15, 2008. The number of shares of our common stock subject to the third stock option was based on a formula that could only be calculated at the time of FDA approval of our PMA application for MelaFind®. On October 10, 2008, this formula based option, issued in 2004 to Dr. Gulfo from the Company’s 2003 Stock Incentive Plan at an exercise price of $0.46 a share, was cancelled. Based on 20,625,905 shares outstanding (on a fully-diluted basis) as of September 30, 2008 and assuming such number of shares remained as the total number of shares outstanding on the date we receive PMA approval of MelaFind®, the number of shares subject to this option would have been 743,283.

On October 10, 2008, Dr. Gulfo was granted stock options for 900,000 shares of the Company’s common stock at an exercise price of $3.75 (the closing price on the grant date). Of the 900,000 common shares underlying these stock options granted to Dr. Gulfo, 180,000 shares vested immediately, 540,000 shares vest upon the Company receiving FDA approval of its PMA application for MelaFind®, and 180,000 shares vest in four equal annual installments commencing on the date of grant, the first anniversary of which was October 10, 2009. These 900,000 options expire ten years from the date of grant.

Limitation of Liability and Indemnification of Directors and Officers

Our Charter and Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our Charter and Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We maintain directors’ and officers’ liability insurance. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Compensation Committee Interlocks and Insider Participation

The compensation committee is composed of three non-employee directors: Messrs. Castleman, Braginsky and Chryssis. No member of the compensation committee is or was formerly a permanent officer or employee of the Company. No interlocking relationship exists between the Company’s Board of Directors or compensation committee and the Board of Directors or compensation committee of any other company, nor has such interlocking relationship existed in the past. None of our executive officers has served as a member of the compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of our compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION*

The compensation committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Breaux Castleman
Sidney Braginsky
George C. Chryssis

CERTAIN TRANSACTIONS

Consulting Agreement with Breaux Castleman

In June 2003, we entered into a consulting agreement with Breaux Castleman for consulting services related to FDA approval of MelaFind®, administrative matters, financial reporting, and our business and financial strategy. Under this agreement, Mr. Castleman receives compensation for each month of services rendered. During 2003, Mr. Castleman was paid at the rate of $8,000 for each month of services rendered and thereafter from 2004 onward he has been paid at the rate of $2,000 for each month of services rendered. We made payments pursuant to this consulting agreement of $24,000 in 2007, $99,000 in 2008 and $24,000 in 2009. In connection with our consulting agreement with Mr. Castleman, we granted Mr. Castleman a restricted stock award of 150,000 shares of our common stock under our 2003 Plan for an aggregate purchase price of $34,500. Our consulting agreement with Mr. Castleman is terminable by either party on 30 days’ written notice.

Consulting Agreement with Gerald Wagner, Ph.D.

Pursuant to a consulting agreement dated as of June 1, 2005 with Gerald Wagner Consulting LLC (“GWC”), a company owned and operated by Dr. Gerald Wagner, GWC agreed to direct our MelaFind® product development efforts and oversee the manufacturing process for MelaFind®. On March 24, 2006, we entered into an amended and restated consulting agreement with GWC, which became effective on April 1, 2006. Under this amended and restated consulting agreement, we agreed to pay GWC the annual amount of $180,000 payable monthly over the term of the agreement. The agreement provided for termination at the option of GWC or us, at any time by providing thirty (30) days prior written notice or immediately upon the mutual agreement of us and GWC. In connection with GWC’s ongoing engagement as a consultant, Dr. Wagner received a stock option grant of 50,000 shares of our common stock which vested in January 2007 upon commencement of the pivotal trial for MelaFind®. In addition, on March 24, 2006, Dr. Wagner received another stock option grant of 49,500 shares of our common stock which vested immediately upon grant. The exercise price for these two stock option grants is the closing price per share of our common stock on the option grant date. In addition, Dr. Wagner transitioned out of his role as our Acting Chief Operating Officer, and signed an amended consulting contract with us. Under the terms of the amended contract, Dr. Wagner is paid a monthly retainer of $2,500 for his services, plus $2,500 per day for each day of consulting in excess of one day per month. This amended agreement will end at the option of Dr. Wagner or us at any time, by providing fifteen days prior written notice, or immediately upon the mutual agreement of us and Dr. Wagner. In 2006, Dr. Wagner received $180,000 from us for his role as our Acting Chief Operating Officer. In January 2007, Dr Wagner received $15,000 for his work as our Acting Chief Operating Officer and over the balance of

      * The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2007 he received $30,000 as a consultant to us under his amended contract. During 2007, 2008 and 2009, Dr. Wagner received $45,000, $70,000 and $30,000, respectively, as a consultant to us under his contract.

Consulting Agreement with Anne Egger

In March 2009, we entered into a consulting agreement with Anne Egger for consulting services primarily focusing on physician advocacy. The agreement was for an initial term of three months and has subsequently been extended to run through October 2010. The agreement may be terminated by either party upon 30 days’ written notice. Under the terms of the agreement, Ms. Egger is entitled to receive a consulting fee of $1,600 per day. During 2009, Ms. Egger received $71,300 as a consultant under her contract.

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Directors reviews any related party transaction. In considering related party transactions, our Board is guided by its fiduciary duty to our stockholders. Our Board of Directors does not have any written or oral policies or procedures regarding the review, approval and ratification of transactions with related parties.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Electro-Optical Sciences, Inc., 50 South Buckhout Street, Suite 1, Irvington, New York 10533, Attention: Secretary, telephone (914) 591-3783 or (3) contact our Investor Relations representatives at Lazar Partners, Ltd., 420 Lexington Avenue, Suite 442, New York, New York 10170. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joseph V. Gulfo, M.D.
President and Chief Executive Officer

March 25, 2010

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2009 is available without charge upon written request to: Electro-Optical Sciences, Inc., 50 South Buckhout Street, Suite 1, Irvington, New York 10533, Attention: Secretary.

ANNEX A

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Electro-Optical Sciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is Electro-Optical Sciences, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 3, 1997 under the name Electro-Optical Sciences, Inc.

B. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 19, 2003.

C. The Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 7, 2004.

D. The Corporation’s Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 26, 2004.

E. The Corporation’s Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 1, 2005.

F. This Fifth Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and restates, integrates and further amends the provisions of the Corporation’s Fourth Amended and Restated Certificate of Incorporation as follows:

ARTICLE I

The name of the Corporation is MELA Sciences, Inc.

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

The address of the Corporation’s registered office in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware. The name of the registered agent at such address is United Corporate Services, Inc.

ARTICLE III

The total number of shares of stock that the Corporation shall have authority to issue is 55,000,000 consisting of 45,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.10 par value per share.

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges which may be determined by the Board of Directors of the Corporation as described below, all shares of Preferred Stock shall be identical. Except as and to the extent otherwise specified herein, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by class.

The Board of Directors of the Corporation is expressly authorized by a vote of all of the members of the Board of Directors then in office, subject to the limitations prescribed by law and the provisions of this Fifth Amended and Restated Certificate of Incorporation, as amended from time to time, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the DGCL, for the issue of the Preferred Stock in one or more classes or series, each with the designations, rights and privileges that shall be stated in the vote or votes creating such classes or series. The authority of the Board of Directors of the Corporation with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

(a) The distinctive designation of such class or series and the number of shares to constitute such class or series;

(b) The rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

(c) The right, if any, of the Corporation to redeem shares of the particular class or series and, if redeemable, the price, terms and manner of such redemption;

(d) The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(e) The terms and conditions, if any, upon shares of such class or series shall be convertible into, or exchangeable for, shares of stock, or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) The obligation, if any, of the Corporation to retire or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g) The voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any such class or series;

(h) The limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(i) Any other preferences, powers, qualifications, special or relative rights and privileges thereof that the Board of Directors of the Corporation may deem advisable and that are not inconsistent with law and the provisions of this Fifth Amended and Restated Certificate of Incorporation.

ARTICLE IV

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

1. The number of directors which constitutes the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

2. Any director may be removed from office by the stockholders of the Corporation only for cause. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until his or her successor shall have been duly elected and qualified.

3. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VIII

No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

ARTICLE IX

1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

3. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Fifth Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Certificate of Incorporation this           day of          , 2010.

By:
Joseph V. Gulfo, M.D.
Chief Executive Officer

ANNEX B

AMENDMENT
TO
ELECTRO-OPTICAL SCIENCES, INC.
2005 STOCK INCENTIVE PLAN

This Amendment dated this 4th day of December 2009 (the “Amendment”) amends the 2005 Stock Incentive Plan of Electro-Optical Sciences, Inc. (the “Existing 2005 Plan”).

RECITALS

WHEREAS, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Electro-Optical Sciences, Inc. (the “Company”) has recommended that this Amendment be adopted and approved by the Board of Directors of the Company;

WHEREAS, the Board of Directors of the Company has accepted the recommendation of the Compensation Committee and has determined that it is in the best interests of the Company and stockholders of the Company to adopt and approve this Amendment; and

WHEREAS, the Board of Directors has recommended that the stockholders of the Company adopt and approve this Amendment.

NOW, THEREFORE, the Existing 2005 Plan is hereby amended as follows:

1. The first sentence of Section 4 of the Existing 2005 Plan is hereby deleted in its entirety and replaced with the following:

“4. Share Limitations. Subject to the adjustment pursuant to Section 9 below, the maximum number of shares of Common Stock that may be issued under the Plan is 3,724,028.”

The undersigned, in his capacity as Secretary of the Company, hereby certifies that this Amendment was adopted by the Board of Directors of the Company at a meeting held on December 4, 2009.

/s/  Richard I. Steinhart

Name:     Richard I. Steinhart
Title:     Secretary

Date: December 4, 2009

B-1

Electro-Optical Sciences, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on April 29, 2010.

Vote by Internet
•	Log on to the Internet and go to
http://proxy.georgeson.com/
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
 A   Proposals — The Board of Directors recommends a vote FOR the nominees for Director to serve for the ensuing year and until their successors are elected and FOR Proposals 2 - 5.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold

01 - Joseph V. Gulfo, M.D.	☐	☐	02 - Breaux Castleman	☐	☐	03 - Sidney Braginsky	☐	☐

04 - George C. Chryssis	☐	☐	05 - Martin D. Cleary	☐	☐	06 - Anne Egger	☐	☐

07 - Charles Stiefel	☐	☐	08 - Gerald Wagner, Ph.D.	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation increasing by 15,000,000 the number of authorized shares of common stock.	☐	☐	☐	3.	To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation changing the Company’s name to MELA Sciences, Inc.	☐	☐	☐

4.	To approve an amendment to the Company’s 2005 Stock Incentive Plan to increase by 500,000 the aggregate number of shares of common stock available for grant thereunder.	☐	☐	☐	5.	To ratify the selection of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

 B   Non-Voting Items

Change of Address — Please print new address below, if applicable.

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

1UPX
                015TBE

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Electro-Optical Sciences, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2010
The undersigned hereby appoints Breaux Castleman, Joseph V. Gulfo, M.D., and Richard I. Steinhart, and each of them (with full power to act alone), as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Electro-Optical Sciences, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Electro-Optical Sciences, Inc. to be held at The Doubletree Hotel, 455 South Broadway, Tarrytown, New York 10591, on Friday, April 30, 2010 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE